Exhibit 10.1
SECURITIES PURCHASE AGREEMENT
February 2, 2026
Aura Consolidated Group, Inc.
250 Northern Avenue, 3rd Floor
Boston, Massachusetts 02210
Ladies and Gentlemen:
This Securities Purchase Agreement (this “Securities Purchase Agreement”) is being entered into as of the date set forth on the signature page to this Securities Purchase Agreement, by and between Aura Consolidated Group, Inc., a Delaware corporation (the “Company”), and the entity listed on the signature page hereof (the “Investor”), in connection with the implementation (the “Implementation”) of an Australian scheme of arrangement (the “Scheme”) contemplated by the Merger Implementation Deed, dated as of February 2, 2026 (being a Merger Implementation Deed, the “Deed”), by and between the Company and Qoria Limited, an Australian public company listed on the official list of the Australian Securities Exchange Limited (the “Target”), pursuant to which the Company will acquire all of the issued share capital of the Target (such acquisition, the “Transaction”) and also be listed on the Australian Securities Exchange (the “ASX”) on or prior to the Transaction as a standard “ASX Listing” (such listing, the “Listing”). In connection with the Transaction, the Company is seeking commitments from interested investors to purchase shares of common stock of the Company, par value US$0.0001 per share (the “Common Stock”), in the form of CHESS Depositary Interests (each, a “CDI”) in a private placement, each CDI being a unit of beneficial ownership in a share of Common Stock (“Aura CDI”). The Investor has agreed to purchase shares of Common Stock in the form of Aura CDIs for an aggregate purchase price of US$     (the “Commitment”). The number of shares of Common Stock purchased by the Investor shall equal the quotient of (1) the Commitment and (2) the Per Share Price (as defined in Schedule A), to be adjusted by mutual agreement of the Company and the Investor so as to eliminate fractional shares (such shares of Common Stock, the “Underlying Shares”).
Upon Implementation, the Underlying Shares will be issued in the form of Aura CDIs to CHESS Depositary Nominees Pty Limited ACN 071 346 506 (“CDN”) for and on behalf of the Investor and will, upon listing on the ASX, be held by the Investor in the form of those Aura CDIs, in each case on the terms and subject to the conditions provided for in this Securities Purchase Agreement. CDN will be the registered holder of the shares of Common Stock underlying the Aura CDIs purchased by the Investor under this Securities Purchase Agreement. CDN will hold legal title to those shares of Common Stock on behalf of the Investor.
In consideration of the foregoing and the mutual representations, warranties and covenants, and subject to the conditions, set forth in this Securities Purchase Agreement, and intending to be legally bound under this Securities Purchase Agreement, each of the Investor and the Company acknowledges and agrees as follows:
1.    Purchase.
a.    The Investor irrevocably agrees to purchase from the Company the Underlying Shares in the form of Aura CDIs (the Underlying Shares, together with the Aura CDIs representing the Underlying Shares, the “Securities”) on the terms and subject to the conditions provided for in this Securities Purchase Agreement. The Investor’s purchase shall be deemed to be accepted by the Company only when this Securities Purchase Agreement is signed by a duly authorized person by or on behalf of the Company. The Company may do so in counterpart form.
2.    Closing.
a.    The closing of the sale of the Securities contemplated under this Securities Purchase Agreement (the “Closing”) shall occur on the date of, and substantially concurrently with, the implementation of the Transaction (as defined in the Deed) (the date on which the Closing actually occurs, the “Closing Date”) and is subject to the satisfaction or waiver of the Pre-Funding Conditions and the Securities Issuance Conditions (in each case as defined below).
b.    Promptly upon satisfaction or waiver of the following conditions (the “Pre-Funding Conditions”), and, in any event, at least five (5) Business Days prior to the Funding Date (as defined below), the Company shall provide the Investor written notice of the date that is ten (10) Business Days (as defined below) prior to the anticipated second court hearing date for the Scheme (the “Funding Date”). On the Funding Date, subject to continued satisfaction or waiver of the Pre-Funding Conditions, the Investor shall fund the Commitment by wire transfer to the account specified in Schedule B (or such other account designated by the Company in writing to the Investor for the transfer of the Commitment Funds no later than five (5) Business Days prior to the Funding Date), which account shall be a separate trust account maintained by the Company (“Trust Account”):
(i)    the First Court Hearing (as defined in the Deed) has occurred;
(ii)    no Qoria Material Adverse Change (as defined in the Deed) has occurred between (and including) the date of the Deed and 8:00 a.m. New York time on the Funding Date;
(iii)    no Aura Material Adverse Change (as defined in the Deed) has occurred between (and including) the date of the Deed and 8:00 a.m. New York time on the Funding Date;
(iv)    the satisfaction or waiver by the Company (with the prior written approval of Investor) of each of the conditions to the Company’s obligations to perform and deliver its obligations contemplated by the Deed, but only to the extent that such conditions are capable of being satisfied on or prior to the Funding Date;
(v)    there has been no change or alteration of the Company’s governance documents, which are substantially in the forms attached hereto as Schedule C;
(vi)    the Company having prepared and lodged the Australian Listing Prospectus (as defined in Section 5(h) herein) with the Australian Securities Investment Commission (the “ASIC”) in accordance with Chapter 6D of the Corporations Act 2001 (Cth) (the “Australian Corporations Act”) and the Company becomes capable of accepting applications in accordance with section 727(3) of the Australian Corporations Act;
(vii)    the ASX not withdrawing or modifying, in a manner adverse to the Investor, its in-principle advice that it will not apply the restrictions in Appendix 9B of the ASX Listing Rules to the Company;

(viii)    the Company applying to the ASX for quotation of all its Common Stock (as represented by Aura CDIs), including the Underlying Shares, and the ASX indicating in writing to the Company that it will grant permission for the quotation of all such Common Stock (as represented by Aura CDIs) from the date the Company is admitted to the official list of the ASX, subject only to customary pre-quotation listing conditions and any other conditions imposed by the ASX in connection with implementation of the Scheme other than any condition that restrict sales of Aura CDIs, and that confirmation is not withdrawn or modified by the ASX in a manner adverse to the Investor.
c.    Upon satisfaction or waiver of solely the following conditions (the “Securities Issuance Conditions”), the Company shall on the Closing Date (i) record CDN as the legal owner of the number of Underlying Shares corresponding to the purchased Aura CDIs and (ii) cause CDN to register the Investor as a holder of the purchased Aura CDIs on the electronic Clearing House Electronic Subregister System (“CHESS”) subregister (the “Securities Issuance”):
(i)    receipt by the Company of the Commitment on or before the Funding Date; and
(ii)    the Scheme coming into effect, under subsection 411(10) of the Corporations Act 2001 (Cth) (the “Australian Corporations Act”), of the order of the Court made under paragraph 411(4)(b) of the Australian Corporations Act in relation to the Scheme (the “Court Approval”).
d.    Notwithstanding anything to the contrary in this Section 2, if the Implementation, the Listing and the Securities Issuance do not occur within thirty (30) Business Days of the Funding Date, upon written request of the Investor, the Company will promptly refund to the Investor any Commitment funded in accordance with Section 2(b) and any obligation of the Investor to fund the Commitment is extinguished. “Business Day” means a day other than a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to close. Until the Securities are issued to the Investor, any funds transferred to the Company pursuant to the Commitment must be held by the Company on trust for the Investor in an account that is separate from the Company’s general-use bank accounts.
e.    The Pre-Funding Conditions are for the benefit of the Investor only and may only be waived by the Investor in its absolute discretion. The Company must provide the Investor with any documents and opinions as the Investor may reasonably require to evidence the satisfaction of any Pre-Funding Conditions. The Company must notify the Investor of the non-satisfaction of any Pre-Funding Condition as soon as practicable after becoming aware of that matter.
f.    The Securities Issuance Conditions may not be waived by any party.
3.    Covenants.
a.    Restriction on Capitalization Changes. From the date of this Agreement until the Closing, except as expressly contemplated by this Agreement or the Deed (including the proposed conversion of all Aura Preferred Shares (as defined in the Deed) into shares of Common Stock proposed to occur prior to Implementation as contemplated by the Deed) or with the prior written consent of the Investor, the Company shall not (i) issue, sell, grant, or otherwise transfer any equity securities or equity-linked securities of the Company, other than the issuance of options that are already reserved for issuance under the Company’s existing equity incentive plans and granted in the ordinary course consistent with past practice or issuances upon a valid exercise of any existing convertible security; (ii) repurchase, redeem, retire, or otherwise acquire any outstanding equity securities or equity-linked securities; (iii) declare or pay any dividend or distribution, whether in cash, securities, or other property; (iv) effect any stock split, reverse split, stock dividend, recapitalization, reclassification, subdivision, combination, or similar change in the Company’s capitalization; or (v) amend any organizational or equity-related documents or enter into any commitment with respect to any of the foregoing, in each case to prevent any dilutive or capitalization-altering event that could adversely affect the valuation underlying the Investor’s Commitment hereunder.
b.    Further Assurances. At or prior to the Closing Date, the parties shall execute and deliver, or cause to be executed and delivered, such additional documents and take such additional actions as the parties reasonably may deem to be practical and necessary in order to consummate the purchase as contemplated by this Securities Purchase Agreement.
4.    Company Representations and Warranties. As of each of the date hereof and the Funding Date, the Company represents and warrants to the Investor that:
a.    The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has all (corporate or otherwise) power and authority to own, lease and operate its properties and conduct its business as presently conducted and to enter into, deliver and perform its obligations under this Securities Purchase Agreement.
b.    This Securities Purchase Agreement, the transactions contemplated hereby and the Securities have been duly authorized, executed and delivered by the Company and no further action is required by the Company, the Board of Directors or the Company’s stockholders in connection therewith. Assuming that this Securities Purchase Agreement constitutes the valid and binding agreement of the Investor, this Securities Purchase Agreement is enforceable against the Company in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, or (ii) principles of equity, whether considered at law or equity.
c.    The Company (a) is not Insolvent, (b) has no knowledge of any fact, event, condition or circumstance that would reasonably be expected to render it Insolvent and (c) is not a party to, and has not received any written notice or other written communication of, any pending or threatened Insolvency Proceedings. For purposes hereof, “Insolvent” means that the Company (i) is unable to pay its debts as they become due in the usual course of business, (ii) has liabilities exceeding the fair value of its assets or (iii) is engaged in a business for which it has unreasonably small capital and “Insolvency Proceedings” means any bankruptcy, receivership, assignment for the benefit of creditors, composition or arrangement with creditors, moratorium, reorganization, liquidation, administration, or similar proceeding under any applicable law.
d.    The issuance and sale of the Securities and the compliance by the Company with all of the provisions of this Securities Purchase Agreement and the consummation of the transactions contemplated in this Securities Purchase Agreement will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Company or any of its subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the

Company is subject that would constitute a Qoria Material Adverse Change or an Aura Material Adverse Change or materially affect the validity of the Securities or the legal authority of the Company to timely comply in all material respects with the terms of this Securities Purchase Agreement; (ii) result in any violation of the provisions of the organizational documents of the Company; or (iii) result in any violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, or the rules of any relevant stock exchange (including the ASX) having jurisdiction over the Company or any of its properties that would constitute a Qoria Material Adverse Change or an Aura Material Adverse Change or materially affect the validity of the Securities or the legal authority of the Company to comply in all material respects with this Securities Purchase Agreement.
e.    Assuming the accuracy of the Investor’s representations and warranties set forth in Section 5, no registration under the Securities Act of 1933, as amended (the “Securities Act”) is required for the offer and sale of the Securities by the Company to the Investor. The Securities: (i) were not offered by any form of general solicitation or general advertising, including methods described in Section 502(c) of Regulation D under the Securities Act; and (ii) are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, provincial, local or other governmental authority or other person in connection with the execution, delivery and performance by the Company of this Securities Purchase Agreement, other than the (i) Court Approval and (ii) any consents, approvals, authorizations and orders as may be required under state or non-US securities or blue sky laws.
f.    The Company has not engaged any broker, finder, commission agent, placement agent or arranger in connection with the sale of the Securities, and the Company is not under any obligation to pay any broker’s fees or commission in connection with the sale of the Securities.
g.    Upon Closing, the Underlying Shares will be duly authorized by all necessary corporate action, validly issued in accordance with applicable law, fully paid and non-assessable, and free and clear of any liens or encumbrances (other than transfer restrictions under applicable law). The Underlying Shares will rank pari passu in all respects with the Company’s outstanding shares of Common Stock from and after their date of issuance, including with respect to voting rights, dividend rights and rights upon liquidation.
h.    With respect to the Aura CDIs representing the Underlying Shares: (i) subject to Section 7, the Investor will acquire good marketable title to the Aura CDIs, free and clear of any pledge, lien, encumbrance, share interest, claim or equity and will not be subject to any pre-emptive or similar rights; (ii) each Aura CDI will represent a unit of beneficial ownership in one Underlying Share registered in the name of CDN; (iii) CDN will hold legal title to the Underlying Shares and will act as depository nominee in accordance with the ASX Settlement Operating Rules; (iv) the Investor will be entitled to all of the direct economic and other benefits attaching to each Underlying Share whilst they remain the holder of the Aura CDI representing that Underlying Share; and (v) subject to Section 7, the ASX Listing Rules, the ASX Settlement Operating Rules and applicable law, there will be no restrictions on the transmutation of the Aura CDIs into Common Stock (and vice versa).
i.    The Trust Account is a separate trust account maintained by the Company. The proceeds of the Trust Account (and any interest thereon) will be held for the benefit of the Investor and any other investors participating in the private placement of the Securities (in the respective proportions of their contributions to the Trust Account) until such time as Implementation, Listing and the Securities

Issuance have occurred, after which the proceeds in the Trust Account become the property of the Company and may be applied by the Company to fund costs of the Transaction and for general working capital purposes.
j.    All information in respect of the Company given by or on behalf of the Company or its representatives to the Investor as of the date of this Securities Purchase Agreement in relation to the Company, the Target, the Transaction, the Listing and the Commitment including the materials described in Section 5(h) of this Securities Purchase Agreement (the “Information”) is accurate and complete and is not misleading. As of the date of this Securities Purchase Agreement, the Information did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading to the Investor’s evaluation of those transactions or the Investor’s decision to enter into this Securities Purchase Agreement or to proceed to fund the Commitment and acquire the Securities, provided that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information relating to the Investor furnished to the Company in writing by such Investor expressly for use in the Information.
k.    Concurrently herewith, the Company is entering into securities purchase agreements that are substantially similar to this Securities Purchase Agreement for the sale of Securities in the aggregate amount of not less than US$75,000,000 (the “Aggregate Commitment”). None of such agreements has been amended or waived other than any amendments or waivers solely with respect to reallocating the Aggregate Commitment among other investors that have entered into securities purchase agreements that are substantially similar to this Securities Purchase Agreement.
l.    The Company has received in-principle advice from the ASX that the ASX will not apply the restrictions in Appendix 9B of the ASX Listing Rules to the Company. The Company is not aware of any circumstances that would result in the ASX withdrawing or modifying this advice in a manner adverse to the Investor.
5.    Investor Representations and Warranties. The Investor represents and warrants to the Company that:
a.    The Investor (i) is validly existing and in good standing under the laws of its jurisdiction of formation or incorporation and (ii) has the requisite power and authority to enter into and perform its obligations under this Securities Purchase Agreement.
b.    This Securities Purchase Agreement has been duly authorized, executed and delivered by the Investor, and assuming the due authorization, execution and delivery of the same by the Company, this Securities Purchase Agreement shall constitute the valid and legally binding obligation of the Investor, enforceable against the Investor in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors generally and by the availability of equitable remedies.
c.    The execution, delivery and performance of this Securities Purchase Agreement, the purchase of the Securities, the compliance by the Investor with all of the provisions of this Securities Purchase Agreement and the consummation of the transactions contemplated in this Securities Purchase Agreement will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Investor pursuant to the terms of (i) any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which the Investor is a party or by which the Investor is bound or to which any of the property or assets of the Investor is subject; (ii) the organizational documents of the Investor; or (iii) any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over the Investor or any of its properties that in the case of clauses (i) and (iii), would reasonably be expected to have a material adverse effect on the Investor’s ability to consummate the transactions contemplated in this Securities Purchase Agreement, including the purchase of the Securities.
d.    The Investor, or each of the funds managed by or affiliated with the Investor for which the Investor is acting as nominee, as applicable, is: (i) a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act), or an institutional “accredited investor” (within the meaning of Rule 501(a) (1), (2), (3) or (7) under the Securities Act), in each case, satisfying the applicable requirements set forth on Schedule D; (ii) acquiring the Securities only for his, her or its own account and not for the account of others, or if the Investor is subscribing for the Securities as a fiduciary or agent for one or more investor accounts, the Investor has full investment discretion with respect to each such account, and the full power and authority to make the acknowledgements, representations, warranties and agreements in this Securities Purchase Agreement on behalf of each owner of each such account; and (iii) not acquiring the Securities with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act (and shall provide the requested information set forth on Schedule D). The Investor is not an entity formed for the specific purpose of acquiring the Securities. The Investor understands that the offering meets the exemptions from filing under FINRA Rule 5123(b)(1)(C) or (J). The Investor has completed Schedule D following the signature page hereto and the information contained therein is accurate and complete.
e.    The Investor, or each of the funds managed by or affiliated with the Investor for which the Investor is acting as nominee, as applicable: (i) is an institutional account as defined in FINRA Rule 4512(c); (ii) is a sophisticated investor, experienced in investing in private equity transactions and capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities; and (iii) has exercised independent judgment in evaluating our participation in the purchase of the Securities. Accordingly, we understand that the offering meets (i) the exemptions from filing under FINRA Rule 5123(b)(1)(A) and (ii) the institutional customer exemption under FINRA Rule 2111(b).
f.    The Investor acknowledges and agrees that the Securities are being offered in a transaction not involving any public offering within the meaning of the Securities Act and that the Securities have not been registered under the Securities Act and that the Company is not required to register the Securities except as set forth in Section 6 of this Securities Purchase Agreement. The Investor acknowledges and agrees that the Securities may not be offered, resold, transferred, pledged or otherwise disposed of by the Investor absent an effective registration statement under the Securities Act except: (i) to the Company or a subsidiary thereof; (ii) to non-U.S. persons pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Securities Act; or (iii) pursuant to another applicable exemption from the registration requirements of the Securities Act. With respect to any transactions falling within clauses (i) and (iii) of the preceding sentence, any such transaction must also be in accordance with any applicable securities laws of the states and other jurisdictions of the United States, and any book entry records or certificates representing the Securities shall contain a restrictive legend to such effect. The Investor acknowledges and agrees that: (i) the Securities will be subject to transfer restrictions; (ii) as a result of these transfer restrictions, the Investor may not be able to readily offer, resell, transfer, pledge or otherwise dispose of the Securities; and (iii) as a consequence, Investor may be required to bear the financial risk of an investment in the Securities for an indefinite period of time. The Investor acknowledges and agrees that the Securities delivered at Closing will not be eligible for offer, resale, transfer, pledge or disposition pursuant to Rule 144 promulgated under the Securities Act until at least one year from the date of issuance. The Investor shall not engage in hedging transactions with regard to the Securities unless in compliance with the Securities Act. The Investor acknowledges and agrees that it has been advised to consult legal counsel and tax and accounting advisors prior to making any offer, resale, transfer, pledge or disposition of any of the Securities.
g.    The Investor acknowledges and agrees that the Investor is purchasing the Securities directly from the Company. The Investor further acknowledges that there have been no representations, warranties, covenants and agreements made to the Investor by or on behalf of the Company, the Target, any of their respective affiliates or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing or any other person or entity, expressly or by implication. Investor explicitly disclaims reliance on any of the foregoing other than those representations, warranties, covenants and agreements of the Company expressly set forth in Section 4 of this Securities Purchase Agreement and any Australian Listing Prospectus and Draft Australian Listing Prospectus (as defined in Section 5(h) of this Securities Purchase Agreement).
h.    The Investor acknowledges and agrees that the Investor has received, reviewed and understood such financials and other information as the Investor deems necessary in order to make an investment decision with respect to the Securities, including, with respect to the Company, the Commitment and the business of the Target and its subsidiaries. The Investor acknowledges and agrees that the Investor and the Investor’s professional advisor(s), if any, have had the full opportunity to ask such questions, receive such answers and obtain such information as the Investor and such Investor’s professional advisor(s), if any, have deemed necessary to make an investment decision with respect to the Securities. The Investor has received, reviewed and understood the materials made available to it in connection with the Commitment, has made its own assessment and has satisfied itself concerning the relevant tax and other economic considerations relevant to its investment in the Securities. The Investor acknowledges that as part of the Transaction and the Commitment, the Company intends to file a prospectus (the “Australian Listing Prospectus”) under Chapter 6D of the Corporations Act, as modified or varied by ASIC, with ASIC, in respect of the listing of the Company on ASX. The Investor further acknowledges that the information provided to it, including any drafts of the Australian Listing Prospectus (the “Draft Australian Listing Prospectus”), is preliminary and subject to change, and that any changes to such information, including, without limitation, any changes based on updated information or changes in terms of the Transaction, shall in no way affect the Investor’s obligation to purchase the Securities hereunder. The Investor acknowledges that: (i) the Draft Australian Listing Prospectus does not constitute, and does not purport to constitute, the final Australian Listing Prospectus and may not contain all of the information that would be required to be included in the final Australian Listing Prospectus; and (ii) the final Australian Listing Prospectus supersedes and replaces any Draft Australian Listing Prospectus in its entirety.
i.    The Investor became aware of this offering of the Securities solely by means of direct contact between the Investor and the Company or a representative of the Company. Investor acknowledges that the Securities were offered to the Investor solely by direct contact between the Investor and the Company or a representative of the Company. The Investor did not become aware of this offering of the Securities, nor were the Securities offered to the Investor, by any other means. The Investor acknowledges that the Securities: (i) were not offered by any form of general solicitation or general advertising; and (ii) are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws. The Investor acknowledges that it is not relying upon, and has not relied and disclaims reliance upon, any statement, representation or warranty made by any person, firm or corporation (including, without limitation, the Company, any of their respective affiliates or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing), other than the representations and warranties of the Company contained in Section 4 of this Securities Purchase Agreement and any Australian Listing Prospectus and Draft Australian Listing Prospectus, in making its investment or decision to invest in the Company. Neither the Investor, nor any of its directors, officers, employees, agents, stockholders or partners has either directly or indirectly, including through a broker or finder, (i) to its knowledge, engaged in any general solicitation, or (ii) published any advertisement in connection with the offering of the Securities.
j.    The Investor acknowledges that it is aware that there are substantial risks incident to the purchase and ownership of the Securities. The Investor is able to fend for itself in the transactions contemplated in this Securities Purchase Agreement and has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Securities; and has the ability to bear the economic risks of its prospective investment and can afford the complete loss of such investment. The Investor has sought such accounting, legal and tax advice as the Investor has considered necessary to make an informed investment decision. Investor acknowledges and agrees that it has made its own assessment and has satisfied itself concerning relevant tax and other economic considerations relative to its purchase of the Securities. Investor represents that: (i) it is able to sustain a complete loss on its investment in the Securities; (ii) has no need for liquidity with respect to its investment in the Securities; and (iii) has no reason to anticipate any change in circumstances, financial or otherwise, which may cause or require any sale or distribution of all or any part of the Securities.
k.    Alone, or together with any professional advisor(s), the Investor acknowledges that it has adequately analyzed and fully considered the risks of an investment in the Securities and determined that the Securities are a suitable investment for the Investor. Investor represents that it is able at this time and in the foreseeable future to bear the economic risk of a total loss of the Investor’s investment in the Company. The Investor acknowledges specifically that a possibility of total loss exists.
l.    [Intentionally left blank.]
m.    The Investor acknowledges and agrees that neither the ASIC, the ASX nor any federal or state agency has passed upon or endorsed the merits of the offering of the Securities or made any findings or determination as to the fairness of this investment.
n.    The Investor is not: (i) a person or entity named on the List of Specially Designated Nationals and Blocked Persons administered by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”) or in any Executive Order issued by the President of the United States and administered by OFAC (“OFAC List”), or a person or entity prohibited by any OFAC sanctions program; (ii) owned, directly or indirectly, or controlled by, or acting on behalf of, one or more persons that are named on the OFAC List; (iii) organized, incorporated, established, located, resident or born in, or a citizen, national or the government, including any political subdivision, agency or instrumentality thereof, of, Cuba, Iran, North Korea, the Crimea region of Ukraine, the so-called Donetsk People’s Republic, the so-called Luhansk People Republic or any other country or territory embargoed or subject to substantial trade restrictions by the United States; (iv) a Designated National as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515; or (v) a non-U.S. shell bank or providing banking services indirectly to a non-U.S. shell bank (each of the foregoing, a “Prohibited Investor”). If requested by law enforcement agencies, the Investor agrees to provide law enforcement agencies such records as required by applicable law, provided that the Investor is permitted to do so under applicable law. If the Investor is a financial institution subject to the Bank Secrecy Act (31 U.S.C. Section 5311 et seq.), as

amended by the USA PATRIOT Act of 2001, and its implementing regulations (collectively, the “BSA/PATRIOT Act”), the Investor maintains policies and procedures reasonably designed to comply with applicable obligations under the BSA/PATRIOT Act. To the extent required, it maintains policies and procedures reasonably designed to ensure compliance with OFAC-administered sanctions programs, including for the screening of its investors against the OFAC sanctions programs, including the OFAC List. To the extent required by applicable law, the Investor maintains policies and procedures reasonably designed to ensure that the funds held by the Investor and used to purchase the Securities were legally derived and were not obtained, directly or indirectly, from a Prohibited Investor.
o.    The Investor has or has commitments to have and, when required to deliver payment to the Company pursuant to Section 2 above, will have, sufficient immediately available funds to pay the Commitment and consummate the purchase and sale of the Securities pursuant to this Securities Purchase Agreement.
p.    The Investor is not currently (and at all times through Closing will refrain from being or becoming) a member of a “group” (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act or any successor provision) acting for the purpose of acquiring, holding, voting or disposing of equity securities of the Company (within the meaning of Rule 13d-5(b)(1) under the Exchange Act), other than a group consisting solely of the Investor and its affiliates.
6.    Registration Rights.
a.    The Company agrees that it will use its reasonable best efforts to confidentially submit to the U.S. Securities and Exchange Commission (the “SEC”) (at its sole cost and expense) within five (5) Business Days of the Closing, but in any event within ten (10) Business Days of the Closing, a registration statement on Form S-1 registering the resale of the Common Stock underlying the Aura CDIs issued pursuant to this Securities Purchase Agreement (as amended or supplemented and including any successor or additional registration statement filed by the Company with the SEC to register the resale of the Common Stock underlying the Aura CDIs, the “Registration Statement”) promptly after the Implementation. The Company shall use its reasonable best efforts to have the Registration Statement declared effective by the SEC as promptly as practicable after such filing. In connection with the foregoing, Investor shall not be required to execute any lock-up or similar agreement or otherwise be subject to any contractual restriction on the ability to transfer the Securities. The Company agrees to cause such Registration Statement, or another shelf registration statement that includes the Common Stock underlying the Aura CDIs to be sold pursuant to this Securities Purchase Agreement, to remain effective until the earliest of: (i) the date on which the Investor ceases to hold any Securities issued pursuant to this Securities Purchase Agreement; or (ii) on the first date on which the Investor is able to sell all of its Securities issued pursuant to this Securities Purchase Agreement (or shares received in exchange therefor) under Rule 144 promulgated under the Securities Act (“Rule 144”) within ninety (90) days without the public information, volume or manner of sale limitations of such rule (such date, the “End Date”). Upon reasonable request, the Investor agrees to disclose its ownership to the Company to assist it in making the determination with respect to Rule 144 described in the preceding sentence. The Company may, at its expense, file a Registration Statement on Form S-3 to replace the Registration Statement at such time after the Company becomes eligible to use such Form S-3. The Company shall, at its sole cost and expense, promptly file all reports required to be filed by a registrant under Sections 13 and 15(d) of the Exchange Act until the End Date. For the avoidance of doubt, the Company shall take all actions reasonably necessary to ensure that it qualifies as and remains an issuer subject to the reporting requirements of the Exchange Act so that the Registration Statement (or any successor registration statement) is continuously available for resale by the Investor. The Investor acknowledges and agrees that the Company may suspend the use of any such registration statement if it determines that in order for such registration statement not to contain a material misstatement or omission, an amendment thereto would be needed to include information that would at that time not otherwise be required in a current, quarterly, or annual report under the Exchange Act. In such event: (I) the Company shall not so delay filing or so suspend the use of the Registration Statement more than once or for a period of more than sixty (60) consecutive days in any three hundred and sixty (360) day period; and (II) the Company shall use commercially reasonable efforts to make such Registration Statement available for the sale by the Investor of such securities as soon as practicable thereafter. The Company’s obligations to include the Common Stock underlying the Aura CDIs issued pursuant to this Securities Purchase Agreement (or shares issued in exchange therefor) for resale in the Registration Statement are contingent upon the Investor furnishing in writing to the Company such information regarding the Investor, the securities of the Company held by the Investor and the intended method of disposition of such Securities, which shall be limited to information necessary in similar non-underwritten public offerings, as shall be reasonably requested by the Company to effect the registration of such Common Stock underlying the Aura CDIs. Investor shall also execute such documents in connection with such registration as the Company may reasonably request that are customary of a selling stockholder in similar situations and that are necessary to give further effect thereto. Notwithstanding the foregoing, if the SEC prevents the Company from including any or all of the Common Stock underlying the Aura CDIs proposed to be registered under a Registration Statement due to limitations on the use of Rule 415 under the Securities Act for the resale of the Securities pursuant to this Section 6 by the applicable stockholders or otherwise, such Registration Statement shall register for resale such number of the Common Stock underlying the Aura CDIs as is permitted to be registered by the SEC. In such event, the number of the Common Stock underlying the Aura CDIs to be registered for each selling stockholder named in such Registration Statement shall be reduced pro rata among all such selling stockholders. In the event the Company amends the Registration Statement in accordance with the foregoing, the Company will use its commercially reasonable efforts to file with the SEC, as promptly as allowed by the SEC, one or more registration statements to register the resale of those Common Stock underlying the Aura CDIs that were not registered on the initial Registration Statement, as so amended.
b.    The Company agrees to indemnify and to hold harmless Investor and each of its Affiliates, representatives, equityholders or agents (collectively, the “Indemnified Persons”) from and against any and all actions, suits, proceedings (including any investigations or inquiries), losses, claims, damages, liabilities and expenses of any kind or nature whatsoever which may be suffered or incurred by or asserted against or involve the Indemnified Persons as a result of or arising out of or in any way related to: (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement; (ii) an omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or (iii) any violation or alleged violation by the indemnifying party (or any of its agents or Affiliates) of the Securities Act, any state securities law, or any rule or regulation promulgated under the Securities Act or any state securities law, except insofar as the same are made in reliance on and in strict conformity with any information with respect to such Investor furnished in writing to the Company by such Investor expressly for use therein.
c.    The Company shall notify the Investor, as soon as practicable, of: (i) any request by the SEC or any other U.S. or state governmental authority for amendments or supplements to the Registration Statement or the prospectus or for additional information; (ii) the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings by any person for that purpose; or (iii) the receipt of any notification with respect to the suspension of the qualification of any Securities for sale under the securities or “blue sky” laws of any jurisdiction or the initiation or threat of any proceeding for such purpose.

7.    Escrow.
a.    Subject to Section 7(c), the Investor must not Deal in the Restricted Securities during the Escrow Period.
b.    The parties hereto acknowledge and agree that:
(i)    from the commencement of trading of the Aura CDIs on the ASX pursuant to the Listing, the Restricted Securities will be registered and held for the Investor on the Issuer Sponsored Subregister whilst any restrictions under Section 7(a) apply to the Restricted Securities;
(ii)    the Company will instruct its registry to apply a Holding Lock to the Restricted Securities as soon as practicable after registration of the Restricted Securities on the Issuer Sponsored Subregister and the Investor hereby agrees to the application of the Holding Lock; and
(iii)    the Company will do all things necessary to ensure that the Holding Lock is released:
(1)    to the extent necessary to permit Dealings in Restricted Securities permitted by this Section 7;
(2)    in full at the conclusion of the Escrow Period,
including notifying ASX that the Restricted Securities will be released from the Holding Lock in accordance with the timing requirements set out in ASX Listing Rule 3.10A and instructing its registry to release the relevant Restricted Securities from the Holding Lock at the time that such release is required to permit the relevant Dealing under Section 7(c) or at the conclusion of the Escrow Period (whichever scenario is applicable).
c.    During the Escrow Period, the restriction in Section 7(a) shall not apply to any Dealing in any Restricted Securities if the Dealing is:
(i)    pursuant to a bona fide third-party tender offer for all outstanding Securities, merger, consolidation or other similar transaction approved by the Company’s Board of Directors and made to all holders of the Company’s voting securities involving a Change of Control of the Company (including, without limitation, the entering into any lock-up, voting or similar agreement pursuant to which the Investor may agree to transfer, sell, tender or otherwise dispose of Restricted Securities or other such securities in connection with such transaction, or vote any Restricted Securities or other such securities in favor of any such transaction); provided that in the event that such tender offer, merger, consolidation or other such transaction is not completed, such securities held by the Investor shall remain subject to this Section 7;

(ii)    pursuant to a sale by the Investor of any Restricted Securities (or shares received in exchange therefor) under Rule 144 within ninety (90) days without the public information, volume or manner of sale limitations of such rule, provided that:
(1)    the Investor notifies the Company of any such contemplated sale and provides details of the number of Restricted Securities required to be released, and their required date of release, from escrow for the purposes of that sale, at least seven (7) Business Days before such required date of release from escrow; and
(2)    in the event that such sale is not completed, such Restricted Securities shall remain subject to this Section 7 (and the Investor agrees to enter into a separate escrow agreement with respect to those Restricted Securities on the same terms as this Section 7)
(iii)    in connection with a buy-back of Securities or similar process which has been made available to holders of Securities on a substantially pro rata basis;
(iv)    in connection with the death or incapacity of the Investor, provided that the transferee has agreed to be bound by a deed in substantially the same terms as this Section 7 in respect of the Restricted Securities; or
(v)    required by applicable law (including an order of a court of competent jurisdiction).
d.    For the purposes of this Section 7:
(i)    “Change of Control” means the transfer (whether by tender offer, merger, consolidation or other similar transaction), in one transaction or a series of related transactions approved by the Company’s Board of Directors, to a person or group of affiliated persons, of the Company's voting securities if, after such transfer, such person or group of affiliated persons would hold shares having 50% or more of the total voting power of all outstanding voting securities of the Company (or the surviving entity).
(ii)    “Dealing” in respect of any Restricted Securities means to:
(1)    sell, assign, transfer or otherwise dispose of, or agree or offer to sell, assign, transfer or otherwise dispose of, that Restricted Security or any legal, beneficial or economic interest in that Restricted Security;
(2)    create, or agree or offer to create, any Security Interest in that Restricted Security or any legal, beneficial or economic interest in that Restricted Security;
(3)    enter into any option which, if exercised, enables or requires the relevant security holder to sell, assign, transfer or otherwise dispose of that Restricted Security; or

(4)    do any act if the act would have the effect of transferring effective ownership or control of that Restricted Security or any legal, beneficial or economic interest in that Restricted Security, or enter into an agreement to do any of those things.
“Deal” and “Dealt” each have a corresponding meaning.
(iii)    “Escrow Period” means from the commencement of trading of the Aura CDIs on the ASX pursuant to the Listing until the earlier of: (i) the date of effectiveness of the Registration Statement and (iii) nine (9) months after the date of this Securities Purchase Agreement or twelve (12) months if the Deed has been extended to twelve (12) months pursuant to the definition of “End Date” therein.
(iv)    “Holding Lock” has the meaning in Section 2 of the official settlement operating rules of ASX Settlement Pty Ltd ABN 49 008 504 532.
(v)    “Issuer Sponsored Subregister” means the part of the Company’s register for securities that is administered by the Company (and not ASX Settlement) and records uncertificated holdings of the Company’s securities, including Aura CDIs.
(vi)    “Restricted Securities” means the Aura CDIs representing the Underlying Shares to be purchased by the Investor pursuant to the terms of this Securities Purchase Agreement.
(vii)    “Security Interest” means an interest or power:
(1)    reserved in or over an interest in any securities including, but not limited to, any retention of title; or
(2)    created or otherwise arising in or over any interest in any securities under a bill of sale, mortgage, charge, lien, pledge, trust or power, and any agreement to grant or create any interest or power referred to in paragraphs (1) or (2) of this definition.
8.    Fees and Expenses. In consideration of the commitments contained in this Securities Purchase Agreement, whether or not the Closing occurs, the Company agrees to promptly pay, or cause to be paid, upon receipt of any request therefore, all reasonable expenses of counsel incurred by all investors entering into a securities purchase agreement on terms and conditions substantially equivalent to the terms and conditions of this Securities Purchase Agreement in connection with its evaluation of, negotiations regarding and documentation for the transactions referenced herein up to an amount not to exceed US $250,000.
9.    Termination. Subject to the provisions of this Section 9, this Securities Purchase Agreement shall terminate and be void and of no further force and effect, and all rights and obligations of the parties to this Securities Purchase Agreement shall terminate without any further liability on the part of any party in respect thereof, upon the earliest to occur of:

a.    the termination of the Deed in accordance with its terms;
b.    the occurrence of the Implementation Date (as defined in the Deed) (provided that the Commitment has been funded in full and the Securities Issuance has occurred);
c.    if the Implementation, Listing and Securities Issuance have not occurred by thirty (30) Business Days after the Funding Date, the date the Commitment has been refunded to the Investor;
d.    the Company or any of its affiliates or any other person claiming by, through or for the benefit of any of them, directly or indirectly, instituting any legal proceeding or bringing any other claim, against the Investor or any of its representatives, equityholders, Affiliates or agents, other than a claim by the Company against the Investor solely for the remedies expressly permitted by this Agreement;
e.    any Pre-Funding Condition or Securities Issuance Condition is not satisfied (and, in the case of a Pre-Funding Condition, is not otherwise waived by the Investor) by the time specified in that condition (if any) or such later time as agreed by the Investor in its absolute discretion;
f.    if and when the Deed expires pursuant to its terms; and
g.    nine (9) months after the date of this Securities Purchase Agreement or twelve (12) months if the Deed has been extended to twelve (12) months pursuant to the definition of “End Date” therein,
(such termination events, collectively, the “Termination Events”).
Nothing in this Securities Purchase Agreement will relieve, however, any party from liability for any willful breach hereof prior to the time of termination. Each party will be entitled to any remedies at law or in equity to recover losses, liabilities or damages arising from any such willful breach. The Company shall notify the Investor in writing of the termination of the Deed promptly after such termination. Upon the occurrence of any Termination Event, this Securities Purchase Agreement shall be void and of no further effect (except that the provisions of Sections 7, 8, 9, 11 and 12 of this Securities Purchase Agreement will survive any termination of this Securities Purchase Agreement and continue indefinitely or for such other limited period as may be specified in any such Section). Following any Termination Event other than clause (b) of this section, any monies paid by the Investor to the Company in connection with this Securities Purchase Agreement shall promptly (and in any event within one (1) Business Day) be returned to the Investor without interest.
10.    Investor Covenant. The Investor acknowledges that it will acquire the Securities under the terms of the Australian Listing Prospectus and agrees to sign an application form contained in the Australian Listing Prospectus, provided it is a customary form, in connection with the acquisition of the Securities.

11.    Miscellaneous.
a.    Neither this Securities Purchase Agreement nor any rights that may accrue to the parties hereunder (other than the Securities acquired hereunder, if any) may be transferred or assigned without the prior written consent of each of the other parties. Notwithstanding the foregoing, this Securities Purchase Agreement and any of the Investor’s rights and obligations hereunder may be assigned to any fund or account managed by the same investment manager as the Investor or by an affiliate (as defined in Rule 12b-2 of the Exchange Act) of such investment manager without the prior consent of the Company. Prior to such assignment being valid, any such assignee shall agree in writing to be bound by the terms of this Securities Purchase Agreement. Notwithstanding the foregoing, no assignment shall relieve the Investor of its obligations under this Securities Purchase Agreement until such assignee has funded the Commitment in accordance with the terms of this Agreement.
b.    The Company may request from the Investor such additional information as the Company deems necessary to register the resale of the Securities and evaluate the eligibility of the Investor to acquire the Securities. Investor agrees to promptly provide such information as may reasonably be requested to the extent readily available. The Company agrees to keep any such information provided by Investor confidential for a period of two (2) years from the date of this Securities Purchase Agreement except: (i) as necessary to include in any registration statement the Company is required to file under this Securities Purchase Agreement, the scheme booklet in respect of the Scheme to be issued by the Target (“Scheme Booklet”) or the Australian Listing Prospectus or related documents; (ii) as required by the federal securities law, the Australian Corporations Act, the ASX Listing Rules or pursuant to other routine proceedings of regulatory authorities; or (iii) to the extent such disclosure is required by law, at the request of the staff of the SEC, ASIC, ASX or regulatory agency or under the regulations of any national or foreign securities exchange on which the Company’s securities are listed for trading. The Investor acknowledges and agrees that if it does not provide the Company with such requested information, the Company may not be able to register the Securities for resale pursuant to Section 6 and the Company may without any liability under this Securities Purchase Agreement reject the Investor’s Commitment prior to the Closing Date in the event the Investor fails to provide such additional information requested by the Company to evaluate the Investor’s eligibility or the Company’s determines that the Investor is not eligible. The Investor acknowledges that the Company may file a copy of this Securities Purchase Agreement (or a form of this Securities Purchase Agreement) with the SEC (as an exhibit to a registration statement of the Company), ASIC, the ASX or other regulators. The Investor acknowledges and agrees that the identity of the Investor, together with the existence, terms and details of this Securities Purchase Agreement and the transactions contemplated by it, may be disclosed by or behalf of the Company or the Target in (i) any document lodged with ASIC, ASX or other regulators, including without limitation any disclosure document (including the Australian Listing Prospectus, the Scheme Booklet and any amending, supplementary, further draft, final version or replacement document in respect of those documents) or other form of offering or marketing materials, investor presentation, ASX announcement or continuous disclosure document prepared in connection with the Transaction; and (ii) any other announcement, filing or disclosure made by the Company or the Target to comply with directions of ASX, ASIC or a Court; provided, however, that in each of (i) and (ii), only to the extent that disclosure is required by law, ASX, ASIC or a Court.
c.    Each party to this Securities Purchase Agreement acknowledges that the other party and others (including the Target), will rely on the acknowledgments, understandings, agreements, representations and warranties of the that party contained in this Securities Purchase Agreement, including Schedule D. Prior to the Closing, each party (“Notifying Party”) agrees to promptly notify the other party (“Other Party”) if any of the acknowledgments, understandings, agreements, representations and warranties set forth in (i) where the Notifying Party is the Company, Section 4 above; and (ii) where the Notifying Party is the Investor, Section 5 above, are no longer accurate in any material respect (other than those acknowledgments, understandings, agreements, representations and warranties qualified by materiality, in which case the Notifying Party shall notify the Other Party if they are no longer accurate in any respect). Each party acknowledges and agrees that each purchase by the Investor of Securities from the Company will constitute a reaffirmation of the acknowledgments, understandings, agreements, representations and warranties in this Securities Purchase Agreement (as modified by any such notice) by the that party as of the time of such purchase.
d.    Each party is entitled to rely upon this Securities Purchase Agreement and is irrevocably authorized to produce this Securities Purchase Agreement or a copy hereof to any interested party (including, without limitation, ASIC or ASX) in any administrative or legal proceeding, regulatory or enforcement action or official inquiry with respect to the matters covered under this Securities Purchase Agreement.
e.    All of the agreements, representations and warranties made by each party in this Securities Purchase Agreement shall survive the Closing.
f.    This Securities Purchase Agreement may not be modified, waived or terminated (other than pursuant to the terms of Section 9 above) except by an instrument in writing, signed by each of the parties. Notwithstanding anything to the contrary above, no modification, waiver or termination of this Securities Purchase Agreement that is material in nature and would impact the Target’s ability to implement the Scheme materially on the terms disclosed to the ASX shall be effective without the prior written consent of the Target, which consent shall not be unreasonably withheld, conditioned or delayed. No failure or delay of either party in exercising any right or remedy under this Securities Purchase Agreement shall operate as a waiver of such right or remedy. Nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, or any course of conduct, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties under this Securities Purchase Agreement are cumulative and are not exclusive of any rights or remedies that the parties would otherwise have.
g.    This Securities Purchase Agreement (including Schedule A, B, C and D) constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter of this Securities Purchase Agreement. Except as set forth in Section 9, Section 11(c), Section 11(d), Section 11(f), this Section 11(g), the last sentence of Section 11(k) and Section 12 with respect to the persons specifically referenced therein, this Securities Purchase Agreement shall not confer any rights or remedies upon any person other than the parties, and their respective successors and assigns. The parties acknowledge and agree that only those persons specifically referenced in the preceding sentence are third party beneficiaries of this Securities Purchase Agreement with right of enforcement for the purposes of, and to the extent of, the rights granted to them, if any, pursuant to the applicable provisions.
h.    Except as otherwise provided in this Securities Purchase Agreement, this Securities Purchase Agreement shall be binding upon, and inure to the benefit of the parties and their heirs, executors, administrators, successors, legal representatives, and permitted assigns, and the agreements, representations, warranties, covenants and acknowledgments contained in this Securities Purchase Agreement shall be deemed to be made by, and be binding upon, such heirs, executors, administrators, successors, legal representatives and permitted assigns.

i.    If any provision of this Securities Purchase Agreement shall be adjudicated by a court of competent jurisdiction to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Securities Purchase Agreement shall not in any way be affected or impaired by such court and shall continue in full force and effect.
j.    This Securities Purchase Agreement may be executed in two or more counterparts (including by facsimile or electronic mail or in .pdf) and by different parties in separate counterparts, with the same effect as if all parties had signed the same document. All counterparts so executed and delivered shall be construed together and shall constitute one and the same agreement.
k.    The parties acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Securities Purchase Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Securities Purchase Agreement and to enforce specifically the terms and provisions of this Securities Purchase Agreement, without posting a bond or undertaking and without proof of damages. The parties acknowledge and agree that the foregoing equitable remedies shall be in addition to any other remedy to which such party is entitled at law, in equity, in contract, in tort or otherwise.
l.    If any change in the number, type or classes of authorized shares of the Company (including the Securities), other than as contemplated by the Deed (including the issue of the New Aura CDIs and New Aura Shares (each as defined in the Deed) under the Scheme on Implementation and the proposed conversion of all Aura Preferred Shares (as defined in the Deed) into shares of Common Stock proposed to occur prior to Implementation as contemplated by the Deed), shall occur between the date of this Securities Purchase Agreement and immediately prior to the Closing by reason of reclassification, recapitalization, stock split (including reverse stock split) or combination, exchange or readjustment of shares, or any stock dividend, the number of Securities issued to the Investor shall be appropriately adjusted to reflect such change so that it is in no worse and no better commercial or economic position.
m.    This Securities Purchase Agreement shall be governed by and construed in accordance with the laws of the State of Delaware as to all matters (including any action, suit, litigation, arbitration, mediation, claim, charge, complaint, inquiry, proceeding, hearing, audit, investigation or reviews by or before any governmental entity related), including matters of validity, construction, effect, performance and remedies.
n.    Each party under this Securities Purchase Agreement, and any person asserting rights as a third party beneficiary in accordance with Section 11(g) may do so only if he, she or it, irrevocably agrees that any action, suit or proceeding between or among the parties, whether arising in contract, tort or otherwise, arising in connection with any disagreement, dispute, controversy or claim arising out of or relating to this Securities Purchase Agreement or any related document or any of the transactions contemplated under this Securities Purchase Agreement or any related document (“Legal Dispute”) shall be brought exclusively in the Court of Chancery of the State of Delaware and any state appellate court therefrom within the State of Delaware (or, if the Court of Chancery of the State of Delaware declines to accept jurisdiction over a particular matter, any federal court within the State of Delaware or, in the event each federal court within the State of Delaware declines to accept jurisdiction over a particular matter, any state court within the State of Delaware) (collectively the “Chosen Courts”) Each party under this Securities Purchase Agreement consents to the jurisdiction of the Chosen Courts in any such suit, action or proceeding. To the fullest extent permitted by law, each party irrevocably waives, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in the Chosen Courts or that any such suit, action or proceeding that is brought in the Chosen Courts has been brought in an inconvenient forum. During the period a Legal Dispute that is filed in accordance with this Section 11(n) is pending before the Chosen Courts, all actions, suits or proceedings with respect to such Legal Dispute or any other Legal Dispute, including any counterclaim, cross-claim or interpleader, shall be subject to the exclusive jurisdiction of the Chosen Courts. Each party and any person asserting rights as a third party beneficiary may do so only if he, she or it waives, and shall not assert as a defense in any Legal Dispute, that: (a) such party is not personally subject to the jurisdiction of the Chosen Courts for any reason; (b) such action, suit or proceeding may not be brought or is not maintainable in the Chosen Courts; (c) such party’s property is exempt or immune from execution; (d) such action, suit or proceeding is brought in an inconvenient forum; I(e) the venue of such action, suit or proceeding is improper. A final judgment in any action, suit or proceeding described in this Section 11(n) following the expiration of any period permitted for appeal and subject to any stay during appeal shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable laws. EACH OF THE PARTIES AND ANY PERSON ASSERTING RIGHTS AS A THIRD PARTY BENEFICIARY MAY DO SO ONLY IF HE, SHE OR IT IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT TO TRIAL BY JURY ON ANY CLAIMS OR COUNTERCLAIMS ASSERTED IN ANY LEGAL DISPUTE RELATING TO THIS SECURITIES PURCHASE AGREEMENT OR THE TRANSACTIONS CONTEMPLATED UNDER THIS SECURITIES PURCHASE AGREEMENT AND FOR ANY COUNTERCLAIM RELATING THERETO. IF THE SUBJECT MATTER OF ANY SUCH LEGAL DISPUTE IS ONE IN WHICH THE WAIVER OF JURY TRIAL IS PROHIBITED, NO PARTY NOR ANY PERSON ASSERTING RIGHTS AS A THIRD PARTY BENEFICIARY SHALL ASSERT IN SUCH LEGAL DISPUTE A NONCOMPULSORY COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS SECURITIES PURCHASE AGREEMENT OR THE TRANSACTIONS CONTEMPLATED UNDER THIS SECURITIES PURCHASE AGREEMENT. FURTHERMORE, NO PARTY NOR ANY PERSON ASSERTING RIGHTS AS A THIRD PARTY BENEFICIARY SHALL SEEK TO CONSOLIDATE ANY SUCH LEGAL DISPUTE WITH A SEPARATE ACTION OR OTHER LEGAL PROCEEDING IN WHICH A JURY TRIAL CANNOT BE WAIVED.
o.    Any notice or communication required or permitted under this Securities Purchase Agreement to any Investor must be in writing and either delivered personally, emailed or sent by overnight mail via a reputable overnight carrier, or sent by certified or registered mail, postage prepaid, to such address(es) or email address(es) set forth on the signature page. Any such communication or notice shall be deemed to be given and received: (i) when so delivered personally; (ii) when sent, with no mail undeliverable or other rejection notice, if sent by email; or (iii) three (3) Business Days after the date of mailing to the address below or to such other address or addresses as the Investor may hereafter designate by notice to the Company.

If to the Company, to:

Aura Consolidated Group, Inc. 250 Northern Avenue, 3rd Floor Boston, Massachusetts 02210 Attn: Chief Legal Officer Email: legalnotices@aura.com with copies (which shall not constitute notice) to:

Latham & Watkins LLP 1271 Avenue of the Americas New York, New York 10020 Attn: Sarah Axtell; Javier Stark Email: Sarah.Axtell@lw.com
Javier.Stark@lw.com
12.    Non-Reliance and Exculpation. The Investor acknowledges that it is not relying upon, and has not relied upon, and is expressly disclaiming reliance on any statement, representation or warranty made by any person, firm or corporation, other than the statements, representations and warranties of the Company expressly contained in Section 4 of this Securities Purchase Agreement and any Australian Listing Prospectus and Draft Australian Listing Prospectus, in making its investment or decision to invest in the Company. The Investor acknowledges and agrees that none of (i) any other investor pursuant to this Securities Purchase Agreement or any other purchase agreements related to the private placement of the Securities (including the investor’s respective affiliates or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing), or (ii) any other party to the Deed or any Non-Party Affiliate (other than the Company with respect to the previous sentence), shall have any liability to the Investor, or to any other investor, pursuant to, arising out of or relating to: (x) this Securities Purchase Agreement or any other purchase agreements related to the private placement of the Securities; (y) the negotiation of this Securities Purchase Agreement, its subject matter or the private placement of the Securities; or (z) the transactions contemplated under this Securities Purchase Agreement or under any other purchase agreements related to the private placement of the Securities. Without limiting the generality of the foregoing, the prohibition on liability set forth in the preceding sentence shall apply only to any action heretofore or hereafter taken or omitted to be taken by any of them in connection with: (i) the purchase of the Securities or with respect to any claim (whether in tort, contract or otherwise) for breach of this Securities Purchase Agreement; (ii) any written or oral representations made or alleged to be made in connection with this Securities Purchase Agreement, as expressly provided in this Securities Purchase Agreement; or (iii) any actual or alleged inaccuracies, misstatements or omissions with respect to any information or materials of any kind furnished by the Company and the Target or any Non-Party Affiliate concerning the Company, the Target, any of their controlled affiliates, this Securities Purchase Agreement or the transactions contemplated under this Securities Purchase Agreement. “Non-Party Affiliates” means each former, current or future officer, director, employee, partner, member, manager, direct or indirect equityholder or affiliate of the Company, the Target or any of the Company’s or any of the Target’s controlled affiliates or any family member of the foregoing.
[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the Investor has executed or caused this Securities Purchase Agreement to be executed by its duly authorized representative as of the date set forth below.

Name of Investor: [ ● ]	State/Country of Formation or Domicile:

By:
Name: [ ● ]
Title: [ ● ]

Name in which Securities are to be registered (if different):	Date: [ ● ], 2026

Investor’s EIN:

Business Address-Street:	Mailing Address-Street (if different):

City, State, Zip:	City, State, Zip:

Attn:	Attn:

Telephone No.:	Telephone No.:

Email:
You must pay the Commitment by wire transfer of United States dollars in immediately available funds to the account specified by the Company in accordance with the Securities Purchase Agreement.

IN WITNESS WHEREOF, the Company has accepted this Securities Purchase Agreement as of the date set forth below.

AURA CONSOLIDATED GROUP, INC.

By:
Name:
Title:
Date: [ ● ], 2026

SCHEDULE A
PER SHARE PRICE CALCULATION
Capitalized terms used without a definition have the meanings given to them in the Deed.
“Per Share Price is defined as the product of (i) the Implied Share Value and (ii) 95.5%, rounded down to the nearest hundredth.
“Implied Share Value” is defined as the quotient of (i) the Implied Company Value and (ii) the Final Share Count.
“Implied Company Value” is defined as defined as the quotient of (i) the Implied Target Value and (ii) 35%.
“Final Share Count” is defined as the Company Aggregate Share Count after giving effect to the issuance of shares by the Company in the Transaction (and, for the avoidance of doubt, before the sale of the Securities to the Investor at the Closing and the sale of Securities to any other investor acquiring shares of the Company in a similar transaction to the transactions contemplated by this Securities Purchase Agreement).
“Company Aggregate Share Count” is defined as the total number of Aura Shares (as defined in the Deed) on issue on a fully diluted basis (assuming the full conversion of any options, rights or securities that are convertible into Aura Shares).
“Implied Target Value” is defined as the product of (i) A$0.75 and (ii) the Target Aggregate Share Count as of the Calculation Date and (iii) the Currency Exchange Rate.
“Target Aggregate Share Count” is defined as the total number of: (1) Qoria Shares (as defined in the Deed) as of immediately prior to the implementation of the Transaction (as defined in the Deed); plus (2) any Qoria Equity Incentives (as defined in the Deed) that the parties have agreed in the Disclosure Letter (as defined in the Deed) are to be replaced with Aura Equity Incentives (as defined in the Deed); and plus (3) any Qoria Equity Incentives existing at the date of the Deed or issued after the date of the Deed in respect of which arrangements have been put in place by the Scheme Record Date (as defined in the Deed) for them to be settled fully or partially for cash consideration or which Target has settled fully or partially for cash consideration prior to the Scheme Record Date.
“Currency Exchange Rate” is defined as, on the relevant date, the rate at which the Australian Dollar may be exchanged into United States Dollars at the time of determination on such day as quoted by Bloomberg on www.bloomberg.com/markets/currencies/fxc.html (and applying the Currency Converter set forth on such webpage), or as displayed on such other information service which publishes that rate of exchange from time to time in place of Bloomberg. In the event that such rate is not displayed by Bloomberg on the webpage specified in the immediately preceding sentence, the Currency Exchange Rate shall be determined by reference to such other publicly available service for displaying exchange rates as may be agreed upon by the Investor and the Company.

SCHEDULE B
ACCOUNT INFORMATION

SCHEDULE C
POST-CLOSING GOVERNANCE DOCUMENTS OF THE COMPANY
[Amended and Restated Certificate of Incorporation]
[Amended and Restated Bylaws]

SCHEDULE D
ELIGIBILITY REPRESENTATIONS OF THE INVESTOR
This Schedule must be completed by Investor and forms a part of the Securities Purchase Agreement to which it is attached. Capitalized terms used and not otherwise defined in this Schedule have the meanings given to them in the Securities Purchase Agreement. The Investor must check the applicable box in either Section A, Section B or Section C below.
A.    QUALIFIED INSTITUTIONAL BUYER STATUS
(Please check the applicable subparagraphs):
☐ We are a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act (a “QIB”)).
☐ We are purchasing the Securities as a fiduciary or agent for one or more investor accounts, and each owner of such account is a QIB.
B.    INSTITUTIONAL ACCREDITED INVESTOR STATUS
(Please check the applicable subparagraphs):
1.    ☐ We are an “accredited investor” (within the meaning of Rule 501(a) under the Securities Act or an entity in which all of the equity holders are accredited investors within the meaning of Rule 501(a) (1), (2), (3) or (7) under the Securities Act), and have marked and initialed the appropriate box on the following page indicating the provision under which we qualify as an “accredited investor.”
2.    ☐ We are not a natural person.
Rule 501(a) under the Securities Act, in relevant part, states that an “accredited investor” shall mean any person who comes within any of the below listed categories, or who the issuer reasonably believes comes within any of the below listed categories, at the time of the sale of the securities to that person. The Investor has indicated, by marking and initialing the appropriate box below, the provision(s) below which apply to the Investor and under which the Investor accordingly qualifies as an “accredited investor.”
☐ Any bank, registered broker or dealer, insurance company, registered investment company, business development company, or small business investment company;
☐ Any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if such plan has total assets in excess of $5,000,000;
☐ Any employee benefit plan, within the meaning of the Employee Retirement Income Security Act of 1974, if a bank, insurance company, or registered investment adviser makes the investment decisions, or if the plan has total assets in excess of $5,000,000;
☐ Any organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000; or

☐ Any trust with assets in excess of US$5,000,000, not formed to acquire the securities offered, whose purchase is directed by a sophisticated person.
C.    QUALIFIED PURCHASER STATUS
(Please check the applicable subparagraphs):
1.    ☐ A corporation, partnership, limited liability company, trust or other organization that: (i) was not organized or reorganized and is not operated for the specific purpose of acquiring the interest or any other interest in the Company, and less than 40% of the assets of which will consist of interests in the Company (calculated as of the time of the Investor’s execution of this Securities Purchase Agreement); (ii) owns not less than US$5,000,000 in investments; and (iii) is owned directly or indirectly solely by or for two or more natural persons who are related as siblings or spouses (including former spouses), or direct lineal descendants by birth or adoption, spouses of such persons, the estates of such persons, or foundations, charitable organizations, or trusts established by or for the benefit of such persons.
2.    ☐ A trust: (i) that is not described in paragraph (3) of this Section C; (ii) that was not organized or reorganized and is not operated for the specific purpose of acquiring the interest or any other interest in the Company, and less than 40% of the assets of which will consist of interests in the Company (calculated as of the time of the Investor’s execution of this Securities Purchase Agreement); and (iii) with respect to which each of the settlors and other contributors of assets, trustees, and other authorized decision makers is a person described in paragraph (1), (2), (3) or (4) of this Section C.
3.    ☐ An entity that: (i) was not organized or reorganized and is not operated for the specific purpose of acquiring the interest or any other interest in the Company, and less than 40% of the assets of which will consist of interests in the Company (calculated as of the time of the Investor’s execution of this Securities Purchase Agreement); and (ii) has discretionary investment authority with regard to at least US$25,000,000 of investments, whether for its own account or for the account of other persons that are themselves accurately described by one or more other paragraphs of this Section C.
This page should be completed by the Investor
and constitutes a part of the Securities Purchase Agreement.
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